Exhibit 10.15

Execution Version

EQUITY CONTRIBUTION AGREEMENT

Dated as of March 20, 2013

by and among

BLOOM ENERGY CORPORATION,

as the Contributor,

DIAMOND STATE GENERATION PARTNERS, LLC,

as the Company

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as the Collateral Agent

i

ii

This EQUITY CONTRIBUTION AGREEMENT (this “Agreement”), dated as of March 20, 2013, is entered into by and among BLOOM ENERGY CORPORATION, a Delaware corporation (the “Contributor”), DIAMOND STATE GENERATION PARTNERS, LLC, a Delaware limited liability company (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Collateral Agent under the Collateral Agency Agreement referenced below (in such capacity, together with any successor Collateral Agent appointed pursuant to the Collateral Agency Agreement, the “Collateral Agent”). Capitalized terms used in this Agreement are defined as set forth in Section 1.1.

R E C I T A L S:

WHEREAS, the Company intends to develop, construct, install, finance, own, operate and maintain a portfolio of fuel cell electricity generators with an aggregate capacity of 30 MW, to be located on one or more sites in New Castle County, Delaware;

WHEREAS, in order to finance the development, construction, installation, testing, leasing, operation and use of the Project and the acquisition of certain other assets related thereto, the Company has entered into that certain Note Purchase Agreement, dated as of March 20, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) with the purchasers party thereto (together with any of their successors or assigns and including any Holder of a Note, the “Purchasers”), pursuant to which the Company will issue Notes to the Purchasers in an aggregate amount equal to $144,812,500;

WHEREAS, the Company has entered into that certain Collateral Agency Agreement, dated as of March 20, 2013 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Collateral Agency Agreement”) with the Purchasers and the Collateral Agent;

WHEREAS, the Contributor indirectly owns 100% of the Class A membership interests in Diamond State Generation Holdings, LLC (the “Pledgor”), and the Pledgor directly owns 100% of the equity interests in the Company;

WHEREAS, the Contributor has agreed to make or cause to be made an Equity Contribution as provided in the Note Purchase Agreement to the Company following the occurrence of a Rating Event and in accordance with the terms hereof; and

WHEREAS, in order to induce the Secured Parties to enter into the Credit Documents, the parties have agreed to the provisions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

A G R E E M E N T:

ARTICLE I.

DEFINITIONS; INTERPRETATION

Section 1.1. Definitions. Each capitalized term used and not otherwise defined herein (including in the introductory paragraph and recitals hereto) shall have the meaning assigned to such term (whether directly or by reference to another agreement or document) in the Note Purchase Agreement. In addition to the terms defined in the Note Purchase Agreement, the following terms used herein, including in the introductory paragraph and recitals hereto, shall have the following meanings:

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agency Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Contributor” shall have the meaning set forth in the introductory paragraph of this Agreement.

“Defaulted Payment” shall have the meaning assigned to such term in Section 5.1.

“Discharge Date” shall have the meaning set forth in the Collateral Agency Agreement.

“Equity Contribution” shall mean, without duplication, (a) a deemed (in accordance with Section 2.3) cash equity contribution by the Contributor to the Pledgor and (b) a deemed (in accordance with Section 2.3) cash equity contribution (with the cash equity contribution made under clause (a) above) by the Pledgor to the Company.

“Material Adverse Effect” shall mean a material and adverse effect on the Contributor’s ability to perform its obligations under this Agreement.

“Note Purchase Agreement” shall have the meaning assigned to such term in the recitals to this Agreement.

“Note Redemption Account” shall have the meaning assigned to such term in the Depositary Agreement.

“Pledgor” shall have the meaning assigned to such term in the recitals to this Agreement.

“Purchased Interest” shall have the meaning assigned to such term in Section 5.1.

“Purchase Notice” shall have the meaning assigned to such term in Section 2.1(a).

“Purchasers” shall have the meaning assigned to such term in the recitals to this Agreement.

“Required Equity Contribution” shall have the meaning assigned to such term in Section 2.1(a).

Section 1.2. Interpretation. Unless otherwise provided herein, the rules of interpretation set forth in the Note Purchase Agreement shall apply, mutatis mutandis, to this Agreement (including its introductory paragraph and recitals).

ARTICLE II.

EQUITY CONTRIBUTIONS

Section 2.1. Equity Contributions.

(a) Required Equity Contribution. If at any time prior to the Discharge Date (i) a Rating Event occurs and (ii) the Company delivers to each Holder of a Note an Offer to Repay Notice pursuant to Section 8.1.3(b) of the Note Purchase Agreement and the Company receives from any Holder of a Note a written notice under Section 8.1.3(b) of the Note Purchase Agreement accepting the Company’s Offer to Repay pursuant to Section 9.23 of the Note Purchase Agreement (a “Purchase Notice”), the Contributor shall make, or cause to be made, an Equity Contribution (the “Required Equity Contribution”), in accordance with the mechanics set forth in Section 2.2, in an amount equal to the principal amount of Notes plus accrued interest specified in the Purchase Notice.

(b) No Limitation on Voluntary Equity Contributions. Nothing herein shall be construed to prohibit or otherwise limit the Contributor or any of its Affiliates from depositing or causing to be deposited voluntary Equity Contributions at the time and in the amount elected by the Contributor in its sole discretion.

Section 2.2. Contribution Mechanics. The Contributor shall make the Required Equity Contribution by depositing an amount equal to such Required Equity Contribution in the Note Redemption Account no later than 10:00 a.m. (New York City time) on the Offer Settlement Date.

Section 2.3. Deemed Equity Contributions. Upon the deposit by the Contributor of an Equity Contribution in the Note Redemption Account pursuant to Section 2.1 and 2.2, and notwithstanding that any such amounts shall be deposited directly into the Note Redemption Account, (i) the Contributor shall be deemed to have made an equity contribution to the Pledgor in the amount of such Equity Contribution or deposited or transferred amount and (ii) the Pledgor shall be deemed to have made an equity contribution to the Company in the amount of such Equity Contribution or deposited or transferred amount.

ARTICLE III.

BANKRUPTCY

Section 3.1. Bankruptcy Waiver by Contributor. The Contributor hereby irrevocably waives, to the extent it may do so under applicable Governmental Rules, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code of the United States or equivalent provisions of any other Debtor Relief Laws, or any successor provision of any Debtor Relief Law of similar import, in the event of any Bankruptcy Event with respect to the Company or Pledgor. Specifically, in the event that the trustee (or similar official) in a Bankruptcy Event with respect to the Company or Pledgor or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of the Company under this Agreement), the Contributor shall not assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement is an executory contract or a “financial accommodation” that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Code of the United States or equivalent provisions of any other Debtor Relief Laws, or any successor provision of any Debtor Relief Law of similar import. If a Bankruptcy Event with respect to the Company or Pledgor shall occur, the Contributor agrees, after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable Governmental Rules, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Code of the United States or equivalent provisions of any other Debtor Relief Laws, or any successor provision of any Debtor Relief Law of similar import, and, to give effect to such waiver, the Contributor consents, to the extent permitted by applicable Governmental Rules, to the assumption and enforcement of each provision of this Agreement by the debtor-in-possession or the Company’s or Pledgor’s trustee in bankruptcy, as the case may be.

Section 3.2. Bankruptcy Events. No obligation of the Contributor under this Agreement shall be altered, limited or affected by any Bankruptcy Event relating to the Company or Pledgor, or by any defense which the Company may have by reason of any order, decree or decision of any court or administrative body resulting from any such Bankruptcy Event.

ARTICLE IV.

WAIVERS; UNCONDITIONALITY; SUBROGATION; REINSTATEMENT

Section 4.1. Waiver of Defenses. The Contributor hereby unconditionally and irrevocably waives and relinquishes, to the maximum extent permitted by applicable Governmental Rules, all rights or remedies accorded by applicable Governmental Rules to sureties or guarantors and agrees not to assert or take advantage of any such right or remedies, including:

(a) any right to require any Secured Party to proceed against the Company or any other Person or to proceed against or exhaust any security held by any Secured Party at any time or to pursue any other remedy in any Secured Party’s power before proceeding against the Contributor to enforce the provisions of this Agreement;

(b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of the Company, Pledgor or any other Person or the failure of any Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of the Company, Pledgor or any other Person;

(c) demand, presentment, protest and notice of any kind (other than any notice expressly contemplated herein or in the Note Purchase Agreement), creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Company, Pledgor or any Secured Party, any endorser or creditor of the foregoing or on the part of any other Person under any Credit Document;

(d) any defense based upon an election of remedies by the Secured Parties, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of the Contributor, the right of the Contributor to proceed against the Company, Pledgor or another Person for reimbursement, or both;

(e) any defense based on any offset against any amounts which may be owed by any Person to the Contributor, the Company or Pledgor or for any reason whatsoever;

(f) any defense based upon any Governmental Rule which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

(g) any defense based on any failure to act, delay or omission whatsoever on the part of the Company, Pledgor or the Contributor or the failure by the Company, Pledgor or the Contributor to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Credit Documents;

(h) any defense, setoff or counterclaim which may at any time be available to or asserted by the Company, Pledgor or the Contributor against any Secured Party or any other Person under the Credit Documents based on or related to the bankruptcy or insolvency of the Company or Pledgor;

(i) any duty on the part of any Secured Party to disclose to the Contributor any facts such Secured Party may now or hereafter know about the Company or Pledgor, regardless of whether such Secured Party has reason to believe that any such facts materially increase the risk beyond that which the Contributor intends to assume, or have reason to believe that such facts are unknown to the Contributor, or have a reasonable opportunity to communicate such facts to the Contributor (the Contributor acknowledging that it is fully responsible for being and keeping informed of the financial condition of the Company and Pledgor);

(j) any defense based on any change in the time, manner or place of any payment under, or in any other term of, the Credit Documents or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent to departure from the terms of the Credit Documents (other than this Agreement);

(k) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code of the United States; and

(l) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or discharge of, any guarantor or surety (other than setoff against the Contributor or, subject to Section 4.4, the defense of payment of the applicable amounts).

Section 4.2. Obligations Unconditional. All rights of the Secured Parties and all obligations of the Contributor hereunder shall be absolute and unconditional irrespective of:

(a) any lack of validity, legality or enforceability of any Credit Document (other than this Agreement);

(b) the failure of any Secured Party to (i) assert any claim or demand or to enforce any right or remedy against the Company, Pledgor, the Contributor or any other Person under the provisions of the Credit Documents or otherwise or (ii) exercise any right or remedy against any Collateral;

(c) any change in the time, manner or place of payment of, or in any other term of, all or any portion of the Obligations, or any other extension or renewal of any obligation of the Company, Pledgor, the Contributor or otherwise;

(d) any reduction, limitation, impairment or termination of any of the Obligations for any reason other than the full payment in cash thereof or the occurrence of the Discharge Date, including any claim of waiver, release, surrender, alteration or compromise;

(e) any amendment to, rescission, waiver or other modification of, or any consent to departure from, any term of any Credit Document unless entered into and approved in accordance therewith;

(f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other security interest held by any Secured Party; or

(g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Company, Pledgor, the Contributor or any surety or guarantor (other than the defense of payment of the applicable amounts).

Section 4.3. Subrogation. Prior to the Discharge Date, the Contributor waives any claim, right or remedy which it may now have or hereafter acquire against the Company that arises hereunder and/or from the performance by the Contributor of its obligations hereunder, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid by the Company to the Contributor in violation of the immediately preceding sentence prior to the Discharge Date shall be held in trust for the benefit of the Collateral Agent (on behalf of the Secured Parties) and shall promptly thereafter be paid to the Collateral Agent for application in accordance with the Credit Documents.

Section 4.4. Reinstatement. This Agreement and the obligations of the Contributor and the Company hereunder shall automatically be reinstated if and to the extent that for any reason any payment made by or on behalf of the Contributor in respect of any portion of the Required Equity Contribution pursuant to this Agreement is rescinded or otherwise restored to the Contributor or the Company, whether as a result of any Bankruptcy Event with respect to the Company, Pledgor or any other Person or as a result of any settlement or compromise with any Person (including the Contributor) in respect of such payment, in each case as if such payment had not been made; provided however that any such reinstated obligations shall be subject to the conditions to the making of an Equity Contribution that are set forth in Article II.

ARTICLE V.

PURCHASED INTERESTS IN BANKRUPTCY

Section 5.1. Required Purchase of Interests. If by reason of a Bankruptcy Event with respect to the Contributor, Pledgor or the Company, or any act of a Governmental Authority, (a) any Equity Contribution due hereunder has not been deposited in the Note Redemption Account within five Business Days after the date on which such amount is payable hereunder or (b) any Equity Contribution theretofore deposited pursuant to Article II is rescinded or otherwise restored to the Contributor and five Business Days have elapsed after the date that such Equity Contribution was rescinded or otherwise restored (such Equity Contribution, whether required but not made as provided in clause (a) above or made and returned as provided in clause (b) above, the “Defaulted Payment”), the Contributor shall, without any further notice or demand by the Collateral Agent, purchase the Notes then outstanding from Holders of Notes who submitted a Purchase Notice (the “Purchased Interests”) as provided in the following sentence, in an aggregate principal amount equal to the amount of the Defaulted Payment. The purchase by the Contributor of the Purchased Interests pursuant to this Section 5.1 shall be at par (plus accrued interest) and shall comply with all Governmental Rules and all such Notes so purchased shall be held by the Contributor until such time as it is able to contribute all Notes to the Company for cancellation. The failure of any Holders of Notes to tender its Notes pursuant to the such tender offer shall not result in a Default or Event of Default, and the Contributor’s obligation in any such circumstance shall be to pay any amounts that would otherwise have been paid to non-tendering Holders of the Notes to the Company as promptly as the Contributor is able to do so.

Section 5.2. Effect of Purchase of Purchased Interests. The Contributor’s purchase of the Purchased Interests following a Defaulted Payment in respect of Equity Contributions shall satisfy the Contributor’s obligation pursuant to Section 2.1 to make Equity Contributions to the extent of the Purchased Interests so purchased by the Contributor.

Section 5.3. Subordinate Nature of Purchased Interests. The Contributor hereby agrees that the Purchased Interests shall be subordinate in all respects to the interests in the Notes retained by the Secured Parties, so that all payments received or collected on account of the Purchased Interests and applied to the payment or termination thereof, whether received or collected through repayment of the Purchased Interests by the Company or through right of set-off with respect thereto or realization upon any Collateral or otherwise, shall first be applied to the payment of the principal, interest, fees and other amounts then due (whether at its stated maturity, by acceleration or otherwise) on the interests in the Notes retained by the Secured Parties until such principal, interest, fees and other amounts are paid in cash in full, before any such payments are applied on account of the Purchased Interests.

Section 5.4. No Voting Rights. In determining whether the consent of the applicable Secured Parties required for any action under a Credit Document has been obtained for all purposes under the Credit Documents, the Purchased Interests shall not be deemed to be outstanding.

Section 5.5. Obligations Unconditional. The obligations of the Contributor under this Article V to purchase the Purchased Interests are absolute and unconditional and shall not be affected by the occurrence of any Default or Event of Default or any other circumstance, including any circumstance of the nature described in Section 4.2.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES

The Contributor represents and warrants to the Company and the Collateral Agent (on behalf of the Secured Parties), as of the Closing Date and each other relevant date set forth in the Credit Documents, that:

Section 6.1. Organization; Authority; Powers. The Contributor (a) is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of organization, (b) has all requisite corporate power and authority to (i) own or hold under lease and operate the property and assets it purports to own or hold under lease, (ii) carry on its business as now conducted and as now proposed to be conducted and (iii) to execute, deliver and perform its obligations under this Agreement, and (c) is qualified to do business and in good standing in each jurisdiction where such qualification is required by law, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. The execution, delivery and performance by the Contributor of this Agreement have been duly authorized by all corporate action required to be taken or obtained by the Contributor.

Section 6.2. No Conflict. The execution, delivery and performance by the Contributor of this Agreement will not (a) violate (i) the organizational or governing documents of the Contributor, (ii) any provision of any Governmental Rule applicable to or binding on the Contributor or any of its properties or (iii) any applicable order of any court or any rule, regulation or order of any Governmental Authority, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a benefit under any agreement or other instrument to which the Contributor is a party or by which it or any of its property is or may be bound, or (c) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Contributor.

Section 6.3. Enforceability. This Agreement has been duly executed and delivered by the Contributor and, assuming due authorization, execution and delivery by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of the Contributor enforceable against the Contributor in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.4. No Litigation. There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Contributor, threatened against or affecting the Contributor that, if adversely determined to or against the Contributor, could reasonably be expected to have a Material Adverse Effect.

Section 6.5. Equity Interests. The Contributor indirectly owns 100% of the outstanding Class A membership interests in Pledgor, and Pledgor directly owns 100% of the outstanding equity interests in the Company.

Section 6.6. Compliance with Law. The Contributor is in compliance with all applicable Governmental Rules, other than any non-compliance that could not reasonably be expected to have a Material Adverse Effect.

Section 6.7. Financial Statements. In the case of the financial statements of the Contributor most recently delivered to the Secured Parties pursuant to Section 5.5 or 7.1, as applicable, of the Note Purchase Agreement, each such financial statement and information has been prepared in conformity with GAAP and fairly presents, in all material respects, the financial position of the Contributor described in such financial statements as at the respective dates thereof and the results of operations and cash flows of the Contributor described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments.

Section 6.8. Adequate Information. The Contributor is informed of the financial condition and prospects of the Company and has reviewed and is familiar with the terms of the Credit Documents that are material to its obligations hereunder.

Section 6.9. Investment Company Act. The Contributor is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 6.10. Solvency. The Contributor is Solvent.

Section 6.11. Pari Passu Obligations. The Contributor’s obligation to make the Required Equity Contribution as required hereunder ranks, according to its terms, at least pari passu with the Contributor’s obligations under its outstanding senior unsecured Debt.

ARTICLE VII.

COVENANTS

The Contributor covenants and agrees to comply with the following covenants at all times prior to the Discharge Date:

Section 7.1. Existence. Subject to Section 7.3, the Contributor shall maintain and preserve its existence.

Section 7.2. Compliance with Laws. The Contributor shall comply with all applicable Governmental Rules, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Section 7.3. Fundamental Changes. The Contributor shall not liquidate, terminate, wind-up or dissolve, or combine, merge or consolidate with or into any other entity, other than any such merger in which (a) the Contributor is the surviving Person or (b) if another Person is the surviving Person, such Person shall have assumed in writing or by operation of law the obligations of the Contributor under this Agreement.

Section 7.4. Further Assurances. The Contributor shall perform, upon the reasonable request of the Collateral Agent or as necessary, all reasonable acts as may be necessary to carry out the intent of this Agreement.

Section 7.5. QFCP Status. The Contributor shall take no action (or fail to take any action) that would result in the loss of eligibility of the Company as a QFCP Generator under the Tariff.

ARTICLE VIII.

MISCELLANEOUS

Section 8.1. Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall become effective upon delivery in accordance with Article 18 of the Note Purchase Agreement. Notices to the Company or the Purchasers may be given at the addresses set forth in Article 18 of the Note Purchase Agreement (or as otherwise instructed in writing by such Person to the other parties hereto), and notices to the Contributor or the Collateral Agent may be given at the address set forth below (or as otherwise instructed in writing by the Contributor or the Collateral Agent to the other parties hereto):

Contributor:

Bloom Energy Corporation

1299 Orleans Drive

Sunnyvale, CA 94089-1137

Attn: Scott Reynolds

Telephone: (408) 543-1551

Fax: (408) 543-1501

Collateral Agent:

Deutsche Bank Trust Company Americas

60 Wall Street

MSNYC 60-2710

New York, NY 10005

Attention: Trust and Agency Services

Telephone: (212) 250-7863

Facsimile: (732) 578-4593

with a copy to:

Deutsche Bank National Trust Company for

Deutsche Bank Trust Company Americas

Global Transaction Banking

Trust and Securities Services

100 Plaza One – 6th Floor

MSJCY 03-0699

Jersey City, NJ 07311-3901

Facsimile: (732) 380-2345

Section 8.2. Entire Agreement. This Agreement constitutes the entire contract between the parties relative to the subject matter hereof. Any previous agreement, whether written or oral, among the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement.

Section 8.3. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby. If any such provision of this Agreement is so declared invalid or unenforceable, the parties shall promptly negotiate in good faith new provisions to eliminate such invalidity and to restore this Agreement as near as possible to its original intent and effect.

Section 8.4. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 8.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 8.6. Jurisdiction; Consent to Service of Process.

(a) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement. To the fullest extent permitted by applicable law, the parties irrevocably waive and agree not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each party hereto consents to process being served in any suit, action or proceeding by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 8.1 or at such other address of which such party shall then have been notified pursuant to said Section. Each party hereto agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement.

Section 8.7. Amendments. No amendment, supplement or waiver of any provision of this Agreement nor consent to any departure by any of the parties hereto from any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto. Any such amendment, supplement, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

Section 8.8. Assignments.

(a) General. This Agreement and the rights, interests or obligations hereunder may not be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided however that (a) the Company may, without consent of the other parties, collaterally assign its rights under this Agreement to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Obligations of the Company pursuant to the Security Agreement (and as further described in Section 8.8(b)) and (b) the Contributor may, without consent of the other parties, assign its rights under this Agreement as permitted under Section 7.3. This Agreement shall inure to the benefit of and be binding upon the Contributor, the Company and the Collateral Agent (on behalf of the Secured Parties), and their respective successors and permitted assigns. Nothing in this Agreement will confer upon any Person not a party to this Agreement, or the legal representatives of such person or entity, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement. Any purported assignment of this Agreement in violation of this Section 8.8 shall be null and void and shall be ineffective to relieve any party of its obligations hereunder.

(b) Consent to Collateral Assignment. The Contributor hereby consents to the collateral assignment by the Company of all of its right, title and interest in, to and under this Agreement to the Collateral Agent (for the benefit of the Secured Parties) pursuant to the Security Agreement. The Contributor and the Company agree that the Collateral Agent (or its designee or assignee) shall, subject to the Collateral Agency Agreement, be entitled to enforce this Agreement in its own name and to exercise any and all rights of the Company under this Agreement in accordance with the terms hereof (either in its own name or in the name of the Company, as the Collateral Agent may elect), and the Contributor and the Company agree to comply and cooperate in all respects with such exercise. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default or upon the delivery to the Company of a Purchase Notice and the failure of the Contributor to make the Required Equity Contribution within the period specified in Section 2.2, the Collateral Agent (or its designee or assignee), subject to the Collateral Agency Agreement, shall have the full right and power to enforce directly against the Contributor all obligations of the Contributor under this Agreement and otherwise to exercise all remedies available to the Company hereunder, and to make all demands and give all notices and make all requests (either in its own name or in the name of the Company, as the Collateral Agent may elect) required or permitted to be made or given by the Company under this Agreement (including the right to make demand for payment of Equity Contributions in accordance with Section 2.2), and the Contributor acknowledges and agrees that any such action taken by the Collateral Agent shall be deemed effective for all purposes of this Agreement to the same extent as if such action had been taken directly by the Company. If the Contributor shall receive inconsistent directions under this Agreement from the Company and the Collateral Agent, the directions of the Collateral Agent shall be deemed the superseding directions (so long as such directions are consistent with the provisions of this Agreement) and the Contributor shall accordingly comply with such directions of the Collateral Agent.

Section 8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart to this Agreement by facsimile transmission or electronic transmission in “.pdf” format shall be as effective as delivery of a manually signed original.

Section 8.10. No Waiver. No failure on the part of the Collateral Agent to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Collateral Agent preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by applicable law. The Collateral Agent shall not be deemed to have waived any rights hereunder or under any other agreement or instrument unless such waiver shall be in writing and signed by the Collateral Agent.

Section 8.11. Specific Performance. To the extent it may do so under applicable Governmental Rules, the Collateral Agent may demand specific performance of this Agreement. The Contributor hereby irrevocably waives, to the extent it may do so under applicable Governmental Rules, any defense based on the adequacy of a remedy at law that may be asserted as a bar to the remedy of specific performance in any action brought against the Contributor for specific performance of this Agreement by the Collateral Agent or for its benefit by a receiver, custodian or trustee appointed for the Company or Pledgor, or in respect of all or a substantial part of their respective assets, under any Debtor Relief Law.

Section 8.12. Termination. Upon the Discharge Date, and except for the terms hereof that expressly survive termination and, except as provided in Section 4.4, this Agreement shall terminate and be of no further force and effect.

Section 8.13. Rights of Collateral Agent. The Collateral Agent is entitled to the rights, privileges, protections, immunities, benefits and indemnities set forth in the Collateral Agency Agreement and the respective Credit Documents as if specifically set forth herein.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Equity Contribution Agreement to be duly executed by their respective authorized representatives as of the day and year first written above.

BLOOM ENERGY CORPORATION, as the Contributor

By:	/s/ Martin Collins

Name:	Martin Collins
Title:	VP

DIAMOND STATE GENERATION PARTNERS, LLC,
as the Company

By:	/s/ William E. Brockenborough

Name:	William E. Brockenborough
Title:	President

Equity Contribution Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS, as the Collateral Agent

By: DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Wanda Camacho

Name:	Wanda Camacho
Title:	Vice President

By:	/s/ Rodney Gaughan

Name:	RODNEY GAUGHAN
Title:	VICE PRESIDENT

Equity Contribution Agreement